EXHIBIT 16

[Arthur Andersen LLP Letterhead]

May 28, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 23, 2002 of BSQUARE CORPORATION to be filed with the Securities and Exchange Commission, and are in agreement with all statements that refer to our firm.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Cc:	James R. Ladd Senior Vice President-Finance & Operations and Chief Financial Officer BSQUARE CORPORATION